UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee		37932
(Address of principal executive offices)		(Zip code)

(865) 694-2700

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Edward W. Scripps Trust (the “Trust”), which has controlled Scripps Networks Interactive, Inc. (NYSE: SNI) (the “Company”) since it became an independent publicly traded company in 2008, ended on October 18, 2012 upon the death of Robert P. Scripps, a grandson of the founder. He was the last of Edward W. Scripps’ descendants upon whom the duration of the Trust was based.

All of the assets of the Trust, including Class A Common Shares and Common Voting Shares of Scripps Networks Interactive, will be distributed to certain descendants of E. W. Scripps.

As of Sept. 30, 2012, the Trust owned 28.4 percent of the Company’s outstanding 115.5 million Class A Common Shares and 93.5 percent of the outstanding 34.3 million Common Voting Shares. Together those shares represent 43 percent of the economic interest in the Company.

Certain surviving Trust beneficiaries, and certain members of the John P. Scripps family and trusts for their benefit, are signatories to an agreement that governs the transfer of Common Voting Shares. The agreement, known as the Scripps Family Agreement, becomes effective with the Trust’s termination. Upon distribution, shares held under the agreement will represent approximately 98.5 percent of the Common Voting shares.

The Scripps Family Agreement also sets forth a process for the family to vote its shares on Company matters, including the election of directors. Two of Edward W. Scripps’ great-grandchildren, Nackey E. Scagliotti and Mary M. Peirce, currently serve as directors of the Company.

The distribution of the Trust’s assets will occur following customary legal proceedings. Until such distribution, the Trust will be the record holder of the shares referenced herein.

In 2011, the Trustees of the Trust filed a Petition for Instructions and Declaratory Relief with an Ohio Probate Court that seeks (i) to prepare for the administration of the Trust following its eventual termination, (ii) to determine the identities of named beneficiaries and the identities of others who may be entitled to distributions from the Trust, (iii) to authorize, subject to clause (iv) below, the Trustees to continue the investment and management of the Trust’s assets during the period between Trust termination and final distribution of assets (“winding-up period”), (iv) to authorize the Trustees to vote the Common Voting Shares of the Company during the winding-up period in accordance with the procedures set forth in the Scripps Family Agreement and (v) to confirm the Trustees’ views on a number of other issues. The Petition was filed under seal in accordance with Ohio court rules, and the parties to the action are bound by a protective order issued by the Court that limits disclosure with respect to the proceedings.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated October 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: October 22, 2012	By:	/s/ Anatolio B. Cruz III
Anatolio B. Cruz III
Chief Legal Officer and Corporate Secretary

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